**M&T Bank**
45 Eisenhower Drive, 4th Floor, Paramus, New Jersey 07652

July 18, 2023

Mamamancini's Holdings, Inc.
T&L Acquisition Corp.
355 Murray Hill Parkway
Suite 102
East Rutherford, New Jersey 07073
Attn.: Anthony Gruber, CFO

Re: Revolving Line of Credit Loan
M&T Bank to Mamamancini's Holdings, Inc. and
T&L Acquisition Corp.
Amendment (this "Letter Amendment")

Dear Anthony:

Reference is made to that certain Amended and Restated Credit Agreement (New Jersey) dated as of October 26, 2022 (the "Credit Agreement"), the Amended and Restated Revolving Line Note (the "Note"), dated as of October 26, 2022, and to the other Transaction Documents, as they may have been amended and/or restated, executed in connection with a certain loan from M&T Bank (the "Bank") to Mamamancini's Holdings, Inc. and T&L Acquisition Corp. (collectively, the "Borrower"), as more particularly described in the Transaction Documents. Capitalized terms used in this Letter Amendment and not specifically defined herein shall have the meanings ascribed thereto in the Transaction Documents.

Bank and Borrower agree to modify the Note in the following respects only:

**The first sentence of the Paragraph captioned "Repayment of Principal and Interest" is modified to provide that "The Maturity Date of this Note is October 31, 2025."**

This Letter Amendment shall from and after the date hereof be a "Transaction Document."

Please indicate your acceptance of and agreement to the foregoing by your countersignature below.

M&T BANK

Deborah Brim, Senior Vice President

**Accepted and Agreed:**

MAMAMANCINI'S HOLDINGS, INC.

By: Steven R Burns

Name: Steven R Burns

Title: Executive Vice President

T&L ACQUISITION CORP.

By: Steven R Burns

Name: Steven R Burns

Title: Secretary